CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated June 9, 2006 with respect to Dreyfus Premier Health Care Fund and Dreyfus Premier Consumer Fund, which are incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.

ERNST & YOUNG LLP
New York, New York August 24, 2006